UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2009
R. G. BARRY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

13405 Yarmouth Road N.W., Pickerington, Ohio	43147

(Address of principal executive offices)	(Zip Code)
(614) 864-6400

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 6, 2009, R. G. Barry Corporation (the “Company”) entered into an Executive Employment Agreement (the “Employment Agreement”) with Greg A. Tunney, the Company’s Chief Executive Officer and President. The Employment Agreement is effective as of May 1, 2009, and supersedes and replaces Mr. Tunney’s previous employment agreement with the Company.
     The initial term of the Employment Agreement begins on May 1, 2009 and continues until May 1, 2012, unless earlier terminated in accordance with its terms. Following the initial term, the Employment Agreement will automatically renew for additional one-year periods unless either party gives ninety (90) days prior written notice of intent not to renew.
     Under the terms of the Employment Agreement, Mr. Tunney will:
•	receive an annual base salary of $500,000, which amount may be increased, but not decreased, from time to time by the Company’s Board of Directors (the “Board”);

•	be eligible to participate in the Company’s senior management bonus program, as approved by the Compensation Committee of the Board (the “Committee”), pursuant to which he will have the opportunity to earn an annual bonus measured against Company and individual performance;

•	be eligible to participate in the Company’s long-term incentive plan, pursuant to which he will be entitled to receive incentive compensation in the form of options, restricted stock units or cash, as determined annually by the Board or the Committee and in an amount not less than that offered to any other executive of the Company;

•	be eligible to participate in any bonus and other incentive compensation plans and programs available to the Company’s senior executives;

•	be entitled to participate in all benefit plans of the Company that are available to the Company’s senior executives;

•	in exchange for agreeing to relinquish any right to participate in any non-qualified long-term retirement plan or program of the Company, receive on January 15th of each year during the term of the Employment Agreement a lump sump payment equal to the product of 8.75% multiplied by his base salary then in effect (the “Annual Retirement Payment”); and

•	be entitled to annual paid vacation and all employee and executive perquisites available to the Company’s senior executives as approved by the Board from time to time, including personal financial planning and tax services not to exceed $15,000 per year, an automobile allowance of $12,000 per year and monthly country club dues not to exceed $400 per month.

     If Mr. Tunney’s employment terminates by reason of death, Mr. Tunney’s estate or beneficiaries will receive a pro-rata portion of any annual performance bonus that Mr. Tunney otherwise would be entitled to receive for his partial service during the year in which his death occurs. If Mr. Tunney’s employment terminates due to his disability, Mr. Tunney will receive (i) a pro-rata portion of any annual performance bonus that he otherwise would be entitled to for his partial service during the year in which his termination occurs and (ii) the Annual Retirement Payment for the calendar year in which the termination occurs.
     The Employment Agreement provides for additional severance benefits in the event that Mr. Tunney’s employment is terminated by the Company without “cause” or by him for “good reason.” Examples of “cause” for which the Company may terminate Mr. Tunney’s employment include: (i) gross negligence materially detrimental to the Company; (ii) conviction of a felony or any lesser crime involving a breach of trust or fiduciary duty owed to the Company; (iii) willful and continued failure to perform job duties; and (iv) intentional misconduct that is materially injurious to the Company. Examples of “good reason” for which Mr. Tunney may terminate his employment include: (i) a material change or reduction in his duties or responsibilities; (ii) a reduction in his base salary or a material reduction in his participation in the Company’s bonus or incentive plans or his receipt of benefits or perquisites; (iii) a requirement that he be based at any office more than thirty (30) miles from the Company’s current corporate offices in Columbus, Ohio; and (iv) the failure of the Company to nominate him for reelection to the Board at each shareholder meeting at which he is up for election.
     In the event Mr. Tunney’s employment is terminated by the Company without cause or by him for good reason: (i) he will continue to receive his base salary for a period of 12 months after termination; (ii) he will be entitled to continue his participation in all Company health and welfare plans for up to 12 months; (iii) he will receive the Annual Retirement Payment for the calendar year in which his termination occurs; (iv) any portion of the stock option granted to him on February 7, 2006 that is unvested on the date of termination will become fully vested and remain exercisable for 12 months; (v) he will receive his target bonus under the Company’s senior management bonus program for the year in which his termination occurs or, if greater, a pro rata portion of any annual performance bonus that he otherwise would be entitled to receive for his partial service during the year in which his termination occurs; and (vi) the Company will provide him with reasonable outplacement services, not to exceed $20,000.
     Mr. Tunney is entitled to enhanced severance benefits if his employment is terminated in connection with a “change in control.” A “change in control” includes: (i) the acquisition by any person of more than 50% of the Company’s then outstanding voting securities; (ii) the Company’s incumbent directors (including any person who becomes a director with the approval of a majority of the incumbent directors) cease for any reason to constitute at least a majority of the Board; (iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, unless the Company’s shareholders immediately prior to such business combination retain a majority of the voting power of the resulting entity; or (iv) the approval by the Company’s shareholders of a complete liquidation or dissolution of the Company; provided, in each case, that the change in control also constitutes a “change in control event” under Section 409A of the Internal Revenue Code of 1986, as amended.

     If, within 12 months after a change in control of the Company, Mr. Tunney’s employment is terminated by the Company without cause or by Mr. Tunney for good reason, he will: (i) receive a lump sum cash payment equal to two times the sum of (a) his base salary in effect on the termination date or, if greater, on the date of the change in control, plus (b) his target bonus in effect as of the termination date or, if greater, as of the date of the change in control; (ii) be entitled to continue his participation in all Company health and welfare plans for up to 12 months; and (iii) receive the Annual Retirement Payment for the calendar year in which his termination occurs.
     During Mr. Tunney’s employment with the Company and for a period of 12 months following his termination, Mr. Tunney may not (i) engage directly or indirectly in, or render services to, any person or entity that competes with the Company or (ii) solicit, on behalf of himself or any other person or entity, (a) any of the managerial level employees of the Company to leave their employment in order to accept employment with any other person or entity or (b) any customer of the Company to purchase goods or services from any other person or entity. In addition, Mr. Tunney will not communicate or divulge any non-public information, knowledge or data relating to the Company and its business to any other person or entity.
     Under the terms of the Employment Agreement, the Company will (i) indemnify and hold harmless Mr. Tunney to the fullest extent permitted by applicable law against all actions, claims, losses and damages resulting from his good faith performance of his duties and obligations with the Company and (ii) cover Mr. Tunney under directors and officers liability insurance in the same amount and to the same extent as the Company covers its other officers and directors.
     The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) — (c) Not applicable.
(d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement between R.G. Barry Corporation and Greg A. Tunney effective as of May 1, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION
Date: May 11, 2009	By:	/s/ Jose G. Ibarra
Jose G. Ibarra
Senior Vice President — Finance, Chief Financial Officer and Secretary